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                                  ASSIGNMENT



          WHEREAS, AM GENERAL CORPORATION, a corporation organized and existing under the laws of the State of Delaware, with an office at 105 North Niles Avenue, South Bend, Indiana 46617 (hereinafter called the ASSIGNOR) is the owner of the HUMMER Trademarks (as more fully defined below) in respect of motor vehicles and other goods and/or services;


          AND, WHEREAS, GENERAL MOTORS CORPORATION, a corporation organized and existing under the laws of the State of Delaware, with an office at West Grand Boulevard and Cass Avenue, City of Detroit, Michigan 48202, (hereinafter called the ASSIGNEE) is desirous of acquiring the entire right, title and interest in and to the HUMMER Trademarks and all registrations and applications for the HUMMER Trademarks throughout the world.


          NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the said ASSIGNOR by these presents does hereby sell, assign and transfer unto the said ASSIGNEE, its successors and assigns, its entire right, title and interest in and to the HUMMER Trademarks (which in this Assignment includes any marks, words, names, letters, numbers, symbols, emblems, shapes, designs, devices, and trade dress, or any combination thereof; as well as anything which may distinguish the goods and services in the business associated with the manufacture, sale, distribution, servicing, financing, insuring, leasing or promotion of HUMMER motor vehicles), throughout the world, together with that part of the goodwill of the ASSIGNOR's business connected with the use of and symbolized by the HUMMER Trademarks. This assignment includes the registrations and applications for the HUMMER Trademarks set forth on the attached Schedule A, as well as all right, title and interest the ASSIGNOR may have to the HUMMER Trademarks in all countries or jurisdictions of the world, whether by use, registration, application or otherwise.


          The said ASSIGNOR represents that it does not own any other registration or application for the HUMMER Trademarks, in any country or jurisdiction, other than those listed in the attached Schedule A, and should same exist, by this assignment ASSIGNOR does hereby transfer all of its rights, title and interest thereto to ASSIGNEE.


          ASSIGNOR agrees to execute whatever additional documents are necessary, in ASSIGNEE's opinion, to record the transfer of the HUMMER Trademarks assigned hereunder in any country or jurisdiction of the world.


          ASSIGNOR recognizes ASSIGNEE's ownership and title to the HUMMER Trademarks throughout the world and ASSIGNOR shall not, directly or indirectly, claim adversely to ASSIGNEE any right, title or interest in and to the HUMMER Trademarks in any country or jurisdiction of the world nor shall ASSIGNOR attack the validity of this Assignment. ASSIGNOR also agrees not to attempt to register or to use or to aid any third party in attempting to register or to use any trademark or service mark which may be, in the opinion of ASSIGNEE, confusingly similar to the HUMMER Trademarks.


          Should registrations or applications for the HUMMER Trademarks be cited as obstacles to registration of the other party's applications, the parties agree to reasonably cooperate in effecting the intent of this Assignment including the granting of all necessary consents.

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          The provisions herein extend to successors and/or assigns of the parties.


          IN WITNESS WHEREOF, the said ASSIGNOR has hereunto executed this Assignment this 21stday of December, 1999.


                            AM GENERAL CORPORATION


               By: ___________________________________

               Title: _________________________________


                          GENERAL MOTORS CORPORATION


               By: ___________________________________

               Title:__________________________________


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